                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                 COMMISSION ONLY (AS PERMITTED
                                                 BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           OceanFirst Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(1) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------
Notes:

                          OceanFirst Financial Corp.
                               975 Hooper Avenue
                       Toms River, New Jersey 08754-2009
                       _________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 19, 2000
                      __________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., formerly Ocean Financial Corp., (the "Company"), the holding company for OceanFirst Bank, formerly Ocean Federal Savings Bank, (the "Bank"), will be held on April 19, 2000 at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.  The election of three directors to a three-year term of office;
     2. The approval of the OceanFirst Financial Corp. 2000 Stock Option Plan ("Plan");
     3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and
     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 6, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754-2009, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors



                              John K. Kelly
                              Corporate Secretary

Toms River, New Jersey
March 17, 2000

                          OceanFirst Financial Corp.
                               975 Hooper Avenue
                       Toms River, New Jersey 08754-2009
                                 (732)240-4500


                                                            March 17, 2000


Fellow Shareholders:

     You are cordially invited to attend the 2000 annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., formerly Ocean Financial Corp., (the "Company"), the holding company for OceanFirst Bank, formerly Ocean Federal Savings Bank, (the "Bank"), Toms River, New Jersey, which will be held on April 19, 2000 at 10:00 a.m. at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of OceanFirst Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1, "FOR" Proposal 2, the approval of the OceanFirst Financial Corp. 2000 Stock Option Plan and "FOR" Proposal 3, the ratification of the appointment of auditors.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                   Sincerely yours,



                                   John R. Garbarino
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                          OceanFirst Financial Corp.

                          -------------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 19, 2000

                          -------------------------

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of OceanFirst Financial Corp., formerly Ocean Financial Corp., (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 19, 2000, at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, and at any adjournments thereof. The 1999 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1999, accompanies this Proxy Statement, which is first being mailed to record holders on or about March 17, 2000.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this Proxy Statement, "FOR" the approval of the OceanFirst Financial Corp. 2000 Stock Option Plan ("Plan"), and "FOR" the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, OceanFirst Bank, formerly Ocean Federal Savings Bank, (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on March 6, 2000, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 12,324,257 shares.

     As provided in the Company's Certificate of Incorporation, for quorum purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the proposed approval of the Plan submitted for shareholder action set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote "FOR" the Proposal; (ii) vote "AGAINST" the Proposal; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote at the Annual Meeting at which a quorum is present of the holders of the majority of the shares of Common Stock present in person or by proxy and entitled to vote on the Proposal is required to constitute shareholder approval of the Proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to the Proposal will be counted as present and entitled to vote and have the effect of a vote against the matter for which the "ABSTAIN" box has been selected. In contrast, shares underlying broker non-votes are not counted as present and entitled to vote on the Proposal and have no effect on the vote on the Proposal.

     As to the ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 3 and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspector of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                            Amount and
                                             Nature of
                 Name and Address            Beneficial           Percent of
Title of Class   of Beneficial Owner         Ownership               Class
--------------   -------------------        --------------       -------------

Common Stock      OceanFirst Bank,           1,734,820  (1)              14.1%
                  formerly Ocean
                  Federal Savings Bank,
                  Employee Stock
                  Ownership Plan ("ESOP")
                  975 Hooper Avenue
                  Toms River, New
                  Jersey 08754-2009


Common Stock      OceanFirst Foundation      1,160,342 (2)                9.4%
                  975 Hooper Avenue
                  Toms River, New Jersey
                  08754-2009


Common Stock      Neuberger Berman LLC         775,890 (3)                6.3%
                  605 Third Avenue
                  New York, New York 10158

_____________________

(1) The Human Resources/Compensation Committee (as defined herein) administers the ESOP. The trustee for the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 6, 2000, 492,806 shares had been allocated under the ESOP and 1,242,014 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) OceanFirst Foundation, formerly Ocean Federal Foundation, (the "Foundation") was established and funded by the Company in connection with the Bank's conversion from mutual to stock form of organization (the "Conversion,") with an amount of the Company's Common Stock equal to 7.4% of the total amount of Common Stock issued in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities. The Foundation is governed by a board of directors comprised of 18 members, nine of whom are civic or community leaders in the Bank's local community who are not affiliated with the Company or the Bank, or their officers, directors and employees. The remaining nine members of the Foundation's board of directors are directors of the Company and the Bank. Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.
(3) Based upon SEC Form 13G filed by Neuberger Berman LLC on February 3, 2000.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                      PROPOSAL I. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are Carl Feltz, Jr., Robert E. Knemoller and Diane F. Rhine. No person being nominated as director is being proposed for election pursuant to any agreement or understanding between either of them and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and Named Executive Officers as a group as of the Record Date.

                                                                               Amount and
                                                               Expiration of    Nature of           Ownership
Name and Principal Occupation at                  Director       Term as        Beneficial        as a Percent
Present and for Past Five Years            Age    Since(1)       Director       Ownership(2)       of Class(3)
--------------------------------           ----   ---------    ------------     ------------      --------------

Carl Feltz, Jr.                            61     1990         2003              66,668(4)(5)        .51%
  Principal, Feltz Associates,
  Architects.

Robert E. Knemoller                        70     1982         2003              74,720(4)(5)        .57%
  Retired, former Executive
  Officer of the Bank.

Diane F. Rhine                             50     1997         2003              52,377(4)(5)        .40%
  President/Owner of Citta &
  Cobb, Inc., Realtors.


CONTINUING DIRECTORS

Michael E. Barrett                         60     1989         2001              90,635(6)(7)(8)     .69%
  Executive Vice President of the Bank.


Donald E. McLaughlin                       52     1985         2001              70,607(4)(5)        .54%
  Partner - Hutchins, Laezza,
  Farrell &      Allison, PA, a
  public accounting firm.

James T. Snyder                            65     1991         2001              81,516(4)(5)        .62%
  Retired, Former 50% owner of
  Wallach's Inc., a New Jersey
  retail company.

Thomas F. Curtin                           68     1991         2002              86,020(4)(5)        .66%
  Partner, The Foristall
  Company, Inc., an investor
  relations firm.

John R. Garbarino                          50     1984         2002             446,278(6)(7)(8)    3.41%
  Chairman of the Board
  President and Chief Executive
  Officer of the Company and the Bank.

Frederick E. Schlosser                     78     1968         2002              85,520(4)(5)        .65%
  Retired, former Vice President
  for Steinbach's department stores.

                                                                                 Amount and
                                                               Expiration of     Nature of            Ownership
Name and Principal Occupation at                   Director       Term as        Beneficial         as a Percent
Present and for Past Five Years            Age     Since(1)       Director       Ownership(2)        of Class(3)
--------------------------------           ----   ---------    ------------     ------------       --------------
NAMED EXECUTIVE OFFICERS
(who are not also directors)

Karl E. Reinheimer                          52       --           --             117,028(6)(7)(8)       .90%
 Executive Vice President and
 Chief Operating Officer of
 the Bank.

Michael J. Fitzpatrick                      44       --           --             177,007(6)(7)(8)      1.35%
 Executive Vice President and
 Chief Financial Officer of the
 Company and Bank.

John K. Kelly                               50       --           --              95,314(6)(7)(8)       .73%
 Senior Vice President and
 Corporate Secretary of the
 Company. Senior Vice President
 and General Counsel of the Bank.

All directors and executive officers
 as a group (12 persons)...............     --       --           --           1,443,690(9)           11.04%

___________________________
(1) Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(3) For purposes of calculating the ownership as a percent of shares outstanding as of the Record Date all options currently exercisable or exercisable within 60 days of March 6, 2000, have been added to the outstanding number of shares of Common Stock.
(4) Includes 11,502 unvested shares awarded to each outside director, under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan (the "Incentive Plan") other than Ms. Rhine, whose unvested shares equal 2,876 . Awards to the directors under the Incentive Plan began vesting at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose awards began vesting on February 19, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments for all directors will only vest in that year if the performance criteria established annually by the Compensation Committee is satisfied. Each participant has voting power as to the shares awarded.
(5) Excludes 26,842 options granted to each outside director under the Incentive Plan which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose options became exercisable at a rate of 20%
    per year commencing February 19, 1998.   Includes 40,262 options vested to
    each outside director under the Incentive Plan's vesting schedule, but have not yet been exercised.
(6) Includes 67,104, 21,473, 8,056, 21,473 and 13,424 shares awarded to Messrs.
    Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, under the Incentive Plan, which have not yet vested. Awards to officers under the Incentive Plan began vesting at a rate of 20% per year beginning on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest in that Committee is satisfied. Each participant has voting power as to the shares awarded.
(7) Excludes 161,051, 33,552, 60,394, 60,394 and 20,131 options granted to
    Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, which have not yet vested and will not have become vested within 60 days of March 6, 2000. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998. See "Executive Compensation - Incentive Plan." Includes 241,577, 16,776, 90,592, 90,592 and 30,197 options vested to Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick and Kelly, respectively, under the Incentive Plan's vesting schedule, but which have not yet been exercised.
(8) Includes 13,291, 13,166, 6,256, 13,269 and 11,236 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick and Kelly, respectively, as of December 31, 1999. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(9) Includes a total of 508,552 shares awarded under the Incentive Plan and excludes 523,416 options granted under the Incentive Plan which are not currently exercisable.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of the Board's committees. The Board of Directors of the Company generally meets on a regularly scheduled basis and as needed. During 1999, the Board of Directors of the Company held eight meetings. All directors attended at least 75% of meetings. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     Audit Committee. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin (Chairman), Knemoller and Schlosser. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met four times in 1999.

     Nominating Committee. The Company's Nominating Committee for the 2000 Annual Meeting consists of Messrs. Schlosser (Chairman), Curtin and Garbarino. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time in 1999.

     Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Curtin (Chairman) and Schlosser and Ms. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee met two times in 1999.

Directors' Compensation

     Directors' Fees. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended; however, committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

     Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of
(i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus
(ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of Corporate Owned Life Insurance and is equal to the estimated benefit which would have been payable if the director had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

     Incentive Plan. Under the Amended and Restated 1997 Incentive Plan (the "Incentive Plan") maintained by the Company, which was originally adopted by the Board and approved by stockholders on February 4, 1997 and has been subsequently amended and restated, each director who is not an officer or employee of the Company or Bank, other than Diane F. Rhine, who was not a director at the time of the original grant, received non-statutory options to purchase 67,104 shares of common stock at an exercise price of $14.41, which was the fair market value of the shares on the date of grant (February 4, 1997) as defined under the Incentive Plan and an award of 28,758 shares of Common Stock. Ms. Rhine received non-statutory options to purchase 67,104 shares of Common Stock at an exercise price of $15.00, which was the fair market value on the date of grant (February 19, 1997) and an award of 7,190 shares of Common Stock. Stock options granted under the Incentive Plan vest over a five year period at a rate of 20% each year commencing one year from the date of grant. Stock awards granted under the Incentive Plan vest over a five year period, at a rate of 20% each year commencing one year from the date of grant; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if certain performance criteria established by the Compensation Committee is satisfied and independently verified. For the vesting period ended February 4, 2000, the performance criteria established by the Compensation Committee required that the Company's diluted earnings per share for fiscal 1999 increase by at least 15% over the diluted earnings per share achieved by the Company for fiscal 1998. For the year ended December 31, 1999 the Company attained the required earnings per share growth specified by the Compensation Committee and, therefore, all of the shares in the third annual installment vested on February 4, 2000. The performance criteria established by the Compensation Committee for the fourth annual installment due to vest in year 2001 requires that the Company's adjusted diluted earnings per share for fiscal 2000 must increase by at least 15% over the adjusted diluted earnings per share achieved by the Company for fiscal 1999. Diluted earnings per share for 1999 is adjusted to exclude the realized gain on the sale of $25.1 million in 30-year fixed rate mortgage loans in January 1999 relating to a balance sheet restructuring begun in the fourth quarter of 1998. Additionally, diluted earnings per share for both 1999 and 2000 will be adjusted to exclude the expense relating to the Fair Market Value of ESOP shares. Failure to achieve this performance criteria will result in 50% of the fourth annual installment not vesting in the Year 2001. All options and awards will immediately vest upon death or disability or upon a change in control. All options granted under the Incentive Plan expire 10 years following the date of grant. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for the CEO) along with the rationale for such recommendations. The Committee also approves the compensation for the CEO, who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

     The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company's Common Stock.

     The Company's compensation program for executive officers consists of (1) a base salary; (2) a performance-based annual bonus, and (3) periodic grants of stock awards and stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental Executive Retirement Plan for executive officers. See "Supplemental Executive Retirement Plan."

     During 1999, the Committee engaged William M. Mercer, Inc. ("Mercer"), a nationally recognized consulting firm specializing in compensation and employee benefits to perform an independent review of executive officers' and directors' compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company's total compensation program for executive officers and non-employee directors; (2) review the structure of the Company's annual cash incentive represented by the Performance Achievement Award Program ("Award Program") as it relates to competitive practice and assess the effectiveness of the Award Program; and (3) review performance based compensation practices among peer banks and develop preliminary features for a new stock option program. The consultant compared base salary, annual incentive and long term compensation for each executive officer to a Mid-Atlantic peer group of banking institutions having similar characteristics as the Company. The final report of Mercer indicated that (1) base salaries approximated peer median levels with the exception of the CEO where base salary was below the peer median; (2) annual cash incentives as a percent of base salary were competitive; and (3) long-term stock-based incentives fell between the peer median and seventy-fifth percentile.

     Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions (as represented by the Mid-Atlantic peer group developed by Mercer) and to correlate with each executive's level of responsibility. The Compensation Committee's base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee's view of competitive marketplace conditions as reflected in the report of Mercer.

     Annual Incentive. Under the Performance Achievement Award Program (the "Award Program"), a significant portion of each executive officer's annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets which are approved by the Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company's success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. This program is discussed further below under " Chief Executive Officer."

     Long Term Incentive Compensation. Executive officers receive stock awards and options under the Incentive Plan. Stock options granted under the Incentive Plan vest over a five year period at a rate of 20% each year commencing one year from the date of grant. Stock awards granted to executive officers under the Incentive Plan also vest at a rate of 20% per year; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if certain performance criteria established by the Committee is satisfied. For the vesting period ended February 4, 2000, the performance criteria established by the Compensation Committee required that the Company's diluted earnings per share for fiscal 1999 increase by at least 15% over the diluted earnings per share achieved by the Company for fiscal 1998. For the year ended December 31, 1999 the Company attained the required earnings per share growth specified by the Compensation Committee and, therefore, all of the shares in the third annual installment vested on February 4, 2000. The performance criteria established by the Compensation Committee for the fourth annual installment due to vest in year 2001 requires that the Company's adjusted diluted earnings per share for fiscal 2000 must increase by at least 15% over the adjusted diluted earnings per share achieved by the Company for fiscal 1999. Diluted earnings per share for 1999 is adjusted to exclude the realized gain on the sale of $25.1 million in 30-year fixed rate mortgage loans in January 1999 relating to a balance sheet restructuring begun in the fourth quarter of 1998. Additionally, diluted earnings per share for both 1999 and 2000 will be adjusted to exclude the expense relating to the Fair Market Value of ESOP shares. Failure to achieve this performance criteria will result in 50% of the fourth annual installment not vesting in the Year 2001. The specific grants and awards for executive officers are reflected in the "Summary Compensation Table". The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. Stock options and stock awards under the Incentive Plan were allocated by the Committee based upon regulatory practices and policies, the practices of other newly-public financial institutions as verified by external surveys and each executive officer's level of responsibility and contributions to the Company and the Bank. The Committee takes into account the outstanding stock incentives when determining overall compensation.

     Chief Executive Officer. The Chief Executive Officer was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 1999, taking into account both subjective performance criteria and certain objective performance measures. Mr. Garbarino's salary for 1999 was $357,000. Performance measures evaluated by the Committee in determining the compensation of the CEO included the adoption and execution of capital management strategies; the successful execution of the Company's Business Plan; and the continued operation of the Bank in a safe and sound manner. Mr. Garbarino's base salary was observed to be below the median level as compared to the base salary of CEOs at other institutions in the peer group prepared by William M. Mercer Inc.

     Consistent with the Company's policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program in 1999 were based upon achievement of a targeted annual return on average equity, degree of preparedness for the Year 2000 computer transition, and were supplemented by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Company-wide performance goals and 25% of the award is determined by individual goals. The total award earned by Mr. Garbarino for fiscal year 1999 of $171,806 represented 137% of his targeted award amount based upon both actual Company performance measured against the goals established at the start of the year, as well as the Committee's evaluation of Mr. Garbarino's individual goal attainment.

     In addition, Mr. Garbarino was granted options in 1997 to purchase 402,628 shares of the Company's Common Stock and awarded 167,762 shares under the Incentive Plan, which began vesting at a rate of 20% per year on February 4, 1998. The awards were made consistent with the criteria stated under "Long Term Incentive Compensation." There have been no subsequent grants of options or awards to Mr. Garbarino since 1997.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                          The Compensation Committee

                          Thomas F. Curtin, Chairman
                   Diane F. Rhine     Frederick E. Schlosser

     Stock Performance Graph. The following graph shows a comparison of total stockholder return on the Company's Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period beginning on July 3, 1996, the day the Company's Common Stock began trading, through December 31, 1999.

                             [GRAPH APPEARS HERE]


                            07/02/96  12/31/96   12/31/97  12/31/98    12/31/99
                            --------  --------   --------  --------    --------
OceanFirst Financial Corp.    100.00    127.50     189.50    173.68      187.11
All Nasdaq US Stocks          100.00    108.68     133.17    187.65      339.01
SNL Thrift Index              100.00    123.50     210.15    184.83      150.98



Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.00 on 7/3/96.

     Summary Compensation Table.   The following table shows, for the years
ended December 31, 1999, 1998 and 1997, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and four other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1999 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 1999.

                                                                                              Long-Term Compensation
                                                                Annual Compensation (1)               Awards
                                                         ---------------------------------    -----------------------


                                                                                Other         Restricted   Securities
                                                                                Annual          Stock      Underlying    All Other
              Name and Principal                        Salary       Bonus    Compensation       Awards      Options   Compensations
                 Positions                    Year     ($) (1)      ($)(2)      ($) (3)        ($) (4)      (#) (5)       ($) (6)
------------------------------------------    ----     --------    --------   ------------    ----------   ----------  -------------
John R. Garbarino                             1999     $357,000    $171,806          $ --     $       --           --     $ 113,051
 President and Chief Executive Officer        1998      340,000     116,769            --             --           --       121,336
 of the Company and the Bank..............    1997      325,000     103,441            --      2,453,519      402,628       153,430

Michael J. Fitzpatrick
 Executive Vice President and Chief           1999     $158,000    $ 69,843          $ --     $       --           --     $  51,830
 Financial Officer of the Company and the     1998      151,000      49,425            --             --           --        55,968
 Bank.....................................    1997      145,000      45,293            --        785,128      150,986        73,337

Michael E. Barrett                            1999     $151,000    $ 38,769          $ --     $       --           --     $  54,868
 Executive Vice President of the Bank.....    1998      148,500      20,140            --             --           --        63,866
           ...............................    1997      144,400      22,852            --        785,128       83,880        75,472

Karl E. Reinheimer                            1999     $150,000    $ 44,067          $ --     $       --           --     $  50,978
 Executive Vice President and Chief           1998      145,000      28,619            --             --           --        54,965
 Operating Officer of the Bank............    1997      140,000      21,187            --        294,430      150,986         6,062

John K. Kelly
 Senior Vice President and Corporate          1999     $131,000    $ 52,269          $ --     $       --           --     $  43,337
 Secretary of the Company and Senior Vice     1998      126,000      20,740            --             --           --        47,654
 President and General Counsel of the Bank    1997      122,000      24,245            --        490,698       50,328        61,352

______________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan.
(2) This amount consists of bonuses paid pursuant to the Bank's Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(3) For 1999, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.
(4) Pursuant to the Incentive Plan, stock awards of 167,762, 53,684, 53,684, 20,132 and 33,552 were granted to Messrs. Garbarino, Fitzpatrick, Barrett, Reinheimer and Kelly. The awards commenced vesting in five equal annual installments on February 4, 1998. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee are satisfied. All awards vest immediately upon death, disability or change in control. As of December 31, 1999, the market value of the unvested awards granted to Messrs. Garbarino, Fitzpatrick, Barrett, Reinheimer and Kelly was $1,742,642, $557,670, $557,670, $209,135, and
     $348,535, respectively.
(5) For a discussion of options granted under the Incentive Plan, see the Fiscal Year-End Option/SAR Values table.
(6)  Includes (a) $47,609, $51,830, $49,551, $49,166 and $43,337, representing the value of shares allocated for 1999 under the ESOP, as of December 31, 1999, for the benefit of Messrs. Garbarino, Fitzpatrick, Barrett, Reinheimer and Kelly, respectively; (b) $55,815 for Mr. Garbarino representing the contribution made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 1999; and (c) excludes other amounts contributed under the Supplemental Executive Retirement Plan for Messrs. Garbarino, Fitzpatrick, Barrett, Reinheimer and Kelly.

     Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

     The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive's functions, duties or responsibilities; (3) a relocation of the Executive's principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years' compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based solely upon three times 1999 base salary and incentive bonus as reported in the Summary Compensation Table, Messrs. Garbarino and Fitzpatrick would receive approximately $1,586,418 and $683,529, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements ("CIC Agreement") with Messrs. Barrett, Reinheimer and Kelly, (individually, the "Executive"). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation as defined in the CIC Agreement, for the five years preceding termination. The Bank's CIC Agreement is similar to that of the Company; however, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue and pay for the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. If a change in control occurs, based solely upon two times 1999 base salary and incentive bonus as reported in the Summary Compensation Table, pursuant to the CIC Agreements, Messrs. Barrett, Reinheimer and Kelly would receive approximately $379,538, $388,134 and $366,538, respectively, in addition to other cash and noncash benefits.

     Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Incentive Plan. The Incentive Plan provides discretionary awards and stock options to officers and key employees as determined by the Compensation Committee. No discretionary awards of stock or stock options were made to the Named Executive Officers pursuant to the Incentive Plan during fiscal 1999.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 1999.

                       Fiscal Year-End Option/SAR Values

                                                                     Value of
                             Number of Securities                   Unexercised
                            Underlying Unexercised                 In-the-Money
                               Options/SARs at                    Option/SARs at
                              Fiscal Year End(#)                 Fiscal Year End($)
                          -----------------------------    -------------------------------
           Name            Exercisable/Unexercisable(1)     Exercisable/Unexercisable(2)
------------------------  -----------------------------    -------------------------------
John R. Garbarino                 161,051/241,577              $467,451/$701,177

Michael J. Fitzpatrick              60,394/90,592              $175,294/$262,943

Michael E. Barrett                  33,552/50,328              $ 97,385/$146,077

Karl E. Reinheimer                  60,394/90,592              $175,294/$262,943

John K. Kelly                       20,131/30,197              $  58,430/$87,647

___________________________
(1)  The options in this table have an exercise price of $14.41.
(2) Based on the market value of the underlying Common Stock, $17.3125, at December 31, 1999, minus the exercise price.

     Supplemental Executive Retirement Plan. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank's 401(k) Retirement Plan plus the benefits which would have been provided from the Bank's Retirement (Pension) Plan which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

     The Bank established an irrevocable trust in connection with the SERP.
This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The amounts contributed in 1999 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Fitzpatrick, Barrett, Reinheimer and Kelly were $126,963, $22,266, $28,911, $18,133 and $15,464, respectively.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 1999.

Transactions With Certain Related Persons

     All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank offers loans to executive officers on terms not available to the public but available to all other full-time employees, as permitted under federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

            PROPOSAL 2. APPROVAL OF THE OCEANFIRST FINANCIAL CORP.
                            2000 STOCK OPTION PLAN

     On January 19, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the OceanFirst Financial Corp. 2000 Stock Option Plan. It is anticipated that, if approved by shareholders, the Stock Option Plan will supplement the Incentive Plan. At December 31, 1999 stock options covering 1,677,559 shares of common stock available for stock options have been granted to officers, directors and employees of the Company and its affiliates. The Incentive Plan authorized a total stock option grant of 1,677,614 common shares. As such, the Incentive Plan only has a limited number of shares of common stock remaining for future stock option grants.

     Since the Company's conversion to stock form, the Company's assets have grown significantly. In part, such growth has resulted from branch expansion, as the Company has increased the number of branches from eight at the time of conversion to thirteen as of December 31, 1999, and the introduction of new business lines including commercial lending and deposit services and merchant banking. To the extent the Company continues to expand and continues to hire additional senior officers in the future, the Company may, on occasion, wish to offer options as part of its compensation package. The Stock Option Plan will provide the Company with the flexibility to do so. The ability to grant stock options in the future to attract people of experience and ability to serve the Company and its affiliates is critical to sustain the Company's continued growth and success. The granting of stock options advances the interests of the Company and its shareholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner.

     Furthermore, the Company's Board of Directors believes that the granting of stock options can be very effective over time and can be an important component of the Company's overall compensation strategy. In order to continue to be able to retain key employees, the Company must have the ability to offer market competitive long-term compensation opportunities. Stock options, because of their upside potential, are a key component in retaining employees. For these reasons, the Company wishes to continue its stock option program. Therefore, the Company is presenting the OceanFirst Financial Corp. 2000 Stock Option Plan for stockholder approval in the form attached hereto as Appendix A.

Summary of the Plan

     Type of Stock Option Grants. The Stock Option Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Statutory Stock Options ("NSOs").

     Administration. The Stock Option Plan will be administered by a Committee appointed by the Company's Board of Directors. Subject to the terms of the Stock Option Plan and resolutions of the Committee, the Committee interprets the Stock Option Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants. The Plan allows the Committee to grant stock options with respect to which the compensation realized by certain individuals will be deductible by the Company pursuant to
Section 162(m) of the Internal Revenue Code. Compensation attributable to stock options is generally deductible by the Company and not subject to the limitations of Section 162(m) (which limits the deductibility of compensation in excess of $1 million paid to the CEO and next four highest paid individuals during the taxable year) if the Plan is approved by shareholders, a committee satisfying the requirements of Section 162(m) makes the grants, the Plan specifies the maximum number of shares with respect to which options may be granted during a specified period of time and the compensation received by the individual is based solely on an increase in the value of the underlying stock.

     Participants. All employees and outside directors of the Company and its subsidiaries, as well as consultants and advisors to whom the Committee grants eligibility, are eligible to participate in the Stock Option Plan.

     Number of Shares of Common Stock Available. The Company has reserved 631,000 shares of Common Stock for issuance under the Plan in connection with the exercise of options. Shares of Common Stock reserved under the Stock Option Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. If authorized but unissued shares are used to satisfy stock option exercises, the number of shares outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any shares subject to an option which expires or otherwise terminates unexercised will again be available for issuance under the Stock Option Plan.

     Stock Option Grants. The exercise price of each ISO or NSO will not be less than the fair market value of the Common Stock on the date the ISO or NSO is granted. However, no individual may receive in any one year more than 25% of the total awards available for grant under the Plan.

     Under generally accepted accounting principles, compensation expense will generally not be recognized with respect to the award of stock options to employees and directors of the Company and its subsidiaries.

     The exercise price of an option may generally be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

     Under the Plan, the Committee may permit participants to transfer NSOs to eligible transferees (as such eligibility is determined by the Committee). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Stock Option Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Stock Option Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

     Effect of a Change in Control. In the event of a change in control (as defined in the Stock Option Plan) of the Company or the Bank, each outstanding stock option grant will immediately become fully vested and exercisable for the remaining term of the option. Further, in the event of a change in control, all available options under the Plan that have not been granted as of that date shall automatically be granted to current employees and outside directors in proportion to the grants of options previously made to them and at an exercise price equal to the weighted exercise price of all such options.

     Term of the Plan. The Stock Option Plan will be effective on April 19, 2000, but only if the Stock Option Plan is approved by the shareholders of the Company on that date. The Stock Option Plan will expire, with respect to the ability to grant options, on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the Plan. The Stock Option Plan allows the Board to amend the Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement. In no event, however, will the Stock Option Plan or an award be amended to allow any option to be granted with an exercise price below the fair market value of the Common Stock on the date of grant or to allow the exercise price of any option previously granted to be reduced subsequent to the date of award.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any income and the Company will not be entitled to any deduction. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. The disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

     The Company anticipates that option grants will primarily be made to employees and non-employee directors on or after the effective date of the Stock Option Plan, as the Committee deems appropriate. However, as of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Plan at this time.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the approval of the OceanFirst Financial Corp. 2000 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE OCEANFIRST FINANCIAL CORP. 2000 STOCK OPTION PLAN.


                   PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1999 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2000, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 17, 2000. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at a Special or Annual Meeting

     The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days' prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company publicly disclosed to shareholders the date of the annual meeting. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO SALLY DENNIS, OCEANFIRST FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                    By Order of the Board of Directors


                                    John K. Kelly
                                    Corporate Secretary

Toms River, New Jersey
March 17, 2000


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER
       OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A


                          OceanFirst Financial Corp.
                            2000 Stock Option Plan


1.   DEFINITIONS.
     -----------

     (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Holding Company, as such term is defined in Sections 424(e) and 424(f) of the Code.

     (b) "Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options and Incentive Stock Options.

     (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

     (d)  "Bank" means OceanFirst Bank, Toms River, New Jersey.

     (e)  "Board of Directors" means the board of directors of the Holding
          Company.

     (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) after a solicitation of shareholders of the Holding Company, by someone other than current management of the Holding Company, stockholders approve a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     (g)  "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

     (j)  "Date of Grant" means the effective date of an Award.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l)  "Effective Date" means January 19, 2000.

     (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

     (n)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

     (p) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

          (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the average of the high and low bid prices reported for such date;

          (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The
                                              -----------------------
     Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

     (q)  "Holding Company" means OceanFirst Financial Corp.

     (r) "Incentive Stock Option" means a stock option granted to a Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

     (s) "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

     (t)  "Option" means an Incentive Stock Option or Non-Statutory Stock
          Option.

     (u) "Outside Director" means a member of the Boards of Directors of the Holding Company or an Affiliate or a director emeritus of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

     (v)  "Participant" means any person who holds an outstanding Award.

     (w) "Performance Award" means an Award granted to a Participant pursuant to Section 8 of the Plan.

     (x)  "Plan" means this OceanFirst Financial Corp. 2000 Stock Option Plan.

     (y) "Retirement" with respect to an Employee means termination of employment which constitutes retirement under any tax-qualified plan maintained by the Bank. However, unless the Committee determines otherwise, "Retirement" will be deemed not to have occurred for purposes of this Plan if the Participant continues to serve as a consultant to or on the Boards of Directors of the Holding Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, "Retirement" means the termination of service from the respective boards of directors of the Holding Company or its Affiliates following written notice to the respective board of directors as a whole of such Outside Director's intention to retire, except that, unless the Committee determines otherwise, an Outside Director shall be deemed not to have retired for purposes of this Plan in the event he continues to serve as a consultant to the board or as an advisory director or director emeritus.

     (z) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the board of directors or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any other grounds provided for under employment policies, as amended from time to time, of the Holding Company or its Affiliates.

2.   ADMINISTRATION.
     --------------

     (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

     (b) The Committee shall (i) select the individuals who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement
          (i) the type of Award granted (ii) the Exercise Price of any Option,
          (iii) the number of shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

     (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3.   TYPES OF AWARDS AND RELATED RIGHTS.
     ----------------------------------

     The following Awards may be granted under the Plan:

     1.   Non-Statutory Stock Options.
     2.   Incentive Stock Options.

4.   STOCK SUBJECT TO THE PLAN.
     -------------------------

     Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options, including Incentive Stock Options, granted under the Plan is 631,000, which number shall not exceed five percent (5%) of the outstanding shares of Common Stock as of the date the Board of Directors adopted the Plan. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that such Options terminate, expire, or are forfeited without having been exercised new Awards may be made with respect to these shares.

5.   ELIGIBILITY.
     -----------

     Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6.   NON-STATUTORY STOCK OPTIONS.
     ---------------------------

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

     (a)  Exercise Price.  The Committee shall determine the Exercise Price of
          --------------
          each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

     (b)  Terms of Non-statutory Stock Options.  The Committee shall determine
          ------------------------------------
          the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable.

     (c)  Non-Transferability.  Unless otherwise determined by the Committee in
          -------------------
          accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family, or (c) the OceanFirst Foundation. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

     (d)  Termination of Employment or Service (General).  Unless otherwise
          ----------------------------------------------
          determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

     (e)  Termination of Employment or Service (Retirement).  Unless otherwise
          -------------------------------------------------
          determined by the Committee, in the event of a Participant's Retirement, the Participant's may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three (3) years following the date of Retirement, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

     (f)  Termination of Employment or Service (Disability or death).  Unless
          ----------------------------------------------------------
          otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one
          (1) year following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

     (g)  Termination of Employment or Service (Termination for Cause).  Unless
          ------------------------------------------------------------
          otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (h)  Acceleration Upon Change in Control.  In the event of a Change in
          -----------------------------------
          Control, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable until the expiration of the term of the Non-Statutory Stock Option.

     (i)  Payment.  Payment due to a Participant upon the exercise of a Non-
          -------
          Statutory Stock Option shall be made in the form of shares of Common Stock.

     (j)  Maximum Individual Award.  No individual Employee shall be granted an
          ------------------------
          amount of Non-Statutory Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 12-month period.

7.   INCENTIVE STOCK OPTIONS.
     -----------------------

     The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but not previously awarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

     (a)  Exercise Price.  The Committee shall determine the Exercise Price of
          --------------
          each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

     (b)  Amounts of Incentive Stock Options.  To the extent the aggregate Fair
          ----------------------------------
          Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

     (c)  Terms of Incentive Stock Options.  The Committee shall determine the
          --------------------------------
          term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than three (3) months following the Date of the Participant's cessation of employment.

     (d)  Non-Transferability.  No Incentive Stock Option shall be transferable
          -------------------
          except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

     (e)  Termination of Employment (General).  Unless otherwise determined by
          -----------------------------------
          the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

     (f)  Termination of Employment (Retirement).  Unless otherwise determined
          --------------------------------------
          by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three (3) years following the date of Retirement, or, if sooner, the expiration of the term of the Incentive Stock Option.

     (g)  Termination of Employment (Disability or Death).  Unless otherwise
          -----------------------------------------------
          determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

     (h)  Termination of Employment (Termination for Cause).  Unless otherwise
          -------------------------------------------------
          determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (i)  Acceleration Upon a Change in Control.  In the event of a Change in
          -------------------------------------
          Control, all Incentive Stock Options held by such a Participant shall become immediately exercisable and remain exercisable until the expiration of the term of the Incentive Stock Option. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than three (3) months following the Participant's cessation from employment.

     (j)  Payment.  Payment due to a Participant upon the exercise of an
          -------
          Incentive Stock Option shall be made in the form of shares of Common Stock.

     (k)  Maximum Individual Award.  No individual Employee shall be granted an
          ------------------------
          amount of Incentive Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 12-month period.

     (l)  Disqualifying Dispositions.  Each Award Agreement with respect to an
          --------------------------
          Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in
          Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

8.   PERFORMANCE AWARDS.
     ------------------

     (a) The Committee may determine to make the vesting or exercisability of any Award under the Plan contingent upon the satisfaction of any conditions related to the performance of the whole or any part of the Holding Company or an Affiliate, or the performance of the individual Participant. Each Performance Award shall be evidenced in the Award Agreement, which shall set forth the applicable conditions, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. Unless otherwise determined by the Committee, each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code and subject to the following provisions:

          (i) Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any applicable conditions will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

          (ii) Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         (iii) No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.

9.   GRANTS IN THE EVENT OF A CHANGE IN CONTROL
     ------------------------------------------

     (a) In the event of a Change in Control, all Options then available for grant under this Plan pursuant to Section 4 shall be automatically granted among those current Employees and current Outside Directors who have previously been granted Options under this Plan or granted options to purchase common stock under the Amended and Restated OceanFirst Financial Corp. 1997 Incentive Plan (the "Incentive Plan"), as of the date of the Change in Control. The number of shares subject to Options to be granted to each such individual pursuant to this
          Section 9 shall be determined by multiplying the number of Options to purchase shares of Common Stock then available for grant, pursuant to
          Section 4 of the Plan by a fraction, the numerator of which is the number of Options to purchase shares of Common Stock previously granted to that individual under this Plan plus the options to purchase common stock previously granted to that individual under the Incentive Plan (whether or not yet exercised), and the denominator of which is the total number of Options to purchase shares of Common Stock previously granted to all Employees and Outside Directors under this Plan plus the Options to purchase common stock previously granted to such individuals under the Incentive Plan (whether or not yet exercised).

     (b) The Exercise Price for any Option granted pursuant to this Section 9 shall be the weighted average Exercise Price of all Options, as adjusted pursuant to Section 14 of the Plan, granted under this Plan plus the options to purchase common stock previously granted to that individual under the Incentive Plan, whether such previously granted option has been exercised or is exercisable or unexercisable, by the respective Employee or Outside Director prior to the Change in Control.

     (c) All Options granted pursuant to this Section 9 shall be 100% vested and exercisable in connection with the Change in Control and shall remain exercisable for a period of ten (10) years from that date of grant.

10.  DEFERRED PAYMENTS.
     -----------------

     The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all Participants, of all or part of any such payment. The Committee shall determine the terms and conditions of any such deferral, including the period of deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout.

11.  METHOD OF EXERCISE OF OPTIONS.
     -----------------------------

     Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

12.  RIGHTS OF PARTICIPANTS.
     ----------------------

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

13.  DESIGNATION OF BENEFICIARY.
     --------------------------

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

14.  DILUTION AND OTHER ADJUSTMENTS.
     ------------------------------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

     (c) adjustments in the Exercise Price of outstanding Incentive Stock Options and/or Non-Statutory Stock Options.

          No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

15.  TAX WITHHOLDING.
     ---------------

     (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or
          (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

     (b) If any disqualifying disposition described in Section 7(l) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 16 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to
          Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

16.  NOTIFICATION UNDER SECTION 83(b).
     --------------------------------

     The Committee may, on the Date of Grant or any later date, prohibit a Participant from making an election pursuant to Section 83(b) of the Code. If the Committee has not prohibited a Participant from making such election, and the Participant does, in connection with the exercise of any Option, make an election permitted under Section 83(b) of the Code, then that Participant shall notify the Committee of such election within ten
     (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

17.  AMENDMENT OF THE PLAN AND AWARDS.
     --------------------------------

     (a) Except as provided in paragraph (c) of this Section 17, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

     (b) Except as provided in paragraph (c) of this Section 17, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

     (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

          (i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

          (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

     (d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee may modify or adjust the Award or right so that pooling of interest accounting is available.

18.  EFFECTIVE DATE OF PLAN.
     ----------------------

     The Plan shall become effective on January 19, 2000, subject to the approval by the Holding Company's shareholders within twelve months of such date. The failure to obtain shareholder approval for such purposes will not effect the validity of the Plan and any Awards made under the Plan; provided, however, that if the Plan is not approved by shareholders in accordance with the Code and related regulations, the Plan shall remain in full force and effect, unless terminated by the Board of Directors, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options and any Award intended to comply with Section 162(m) of the Code shall not comply with Section 162(m) of the Code.

19.  TERMINATION OF THE PLAN.
     -----------------------

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

20.  APPLICABLE LAW.
     --------------

     The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                          OCEANFIRST FINANCIAL CORP.

                                April 19, 2000



                Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1, "FOR" PROPOSAL 2, APPROVAL OF THE OCEANFIRST FINANCIAL CORP. 2000 STOCK OPTION PLAN AND "FOR" PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

1. Election of Directors (except as marked to the contrary below)

        FOR all Nominees        VOTE WITHHELD

              [_]                    [_]

   Nominees:
        Carl Feltz, Jr.
        Robert E. Knemoller
        Diane F. Rhine

   INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided.

   _____________________________________________________________________________

2. Approval of the OceanFirst Financial Corp. 2000 Stock Option Plan.

                    FOR             AGAINST         ABSTAIN

                    [_]               [_]             [_]

3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

                    FOR             AGAINST         ABSTAIN

                    [_]               [_]             [_]

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 17, 2000.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                   Yes       No
                                   I plan to attend the Meeting.   [_]       [_]


Signature(s) ________________________________________________ Dated ____________

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                REVOCABLE PROXY
                          OCEANFIRST FINANCIAL CORP.

                        ANNUAL MEETING OF STOCKHOLDERS

                                April 19, 2000
                                  10:00 a.m.
                          --------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Crystal Point Yacht Club, 3900 River Road at the Intersection of State Highway 70, Point Pleasant, New Jersey on April 19, 2000, at 10:00 a.m. and at any and all adjournments thereof.

        This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                  (Continued and to be signed on other side)